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
As filed with the Securities and Exchange Commission on _________, 1999   Registration No. 333-84209

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================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 POST EFFECTIVE
                               AMENDMENT NO. 2 TO

                                   ----------
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------

                                AdStar.Com, Inc.
             (Exact name of Registrant as specified in its chapter)

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

          Delaware                                7319                                    22-3666899
--------------------------------     ----------------------------------       ---------------------------------
 (State or Other Jurisdiction of        (Primary Standard Industrial            (I.R.S. Employer Identification
Incorporation or Organization)          Classification Code Number)                       No.)

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                              4553 Glencoe Avenue
                                   Suite 325
                        Marina del Rey, California 90292
                                 (301) 577-8255

      (Address, including zip code, and telephone, including area code, or registrant's executive offices)

                                   ----------
                                LESLIE BERNHARD
                            CHIEF EXECUTIVE OFFICER
                                ADSTAR.COM, INC.
                              4553 GLENCOE AVENUE
                                   SUITE 325
                        MARINA DEL REY, CALIFORNIA 90292
                                 (310) 577-8255
 (Name, address, including zip code, and telephone number, including area code of agent for service)

                                   ----------


                                   Copies to:
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
               HOWARD L. WEINREICH, ESQ.                         JOHN HALLE, ESQ.
         MORSE, ZELNICK, ROSE & LANDER, LLP                      STOEL RIVES, LLP
                  450 PARK AVENUE                             900 S.W. FIFTH AVENUE
                NEW YORK, NY 10022                            PORTLAND, OREGON 97204
                  (212)838-4312                                    (503)294-9233
            (212)838-9190 (FACSIMILE)                       (503)220-2480 (FACSIMILE)

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                                   ----------

                            TERMINATION OF OFFERING

     AdStar.com has withdrawn from registration all the securities covered by this Registration Statement No. 333-84209 including 1,000,000 units, each unit consisting of three shares of common stock and two redeemable warrants, each to purchase one share of common stock. Trading in these securities was terminated on October 19, 1999. No sales of any of the securities were consummated.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of New York. State of New York on November 1, 1999.


                                        AdStar.com, Inc.

                                        By:   /s/ Leslie Bernhard
                                              ----------------------------------
                                                  Leslie Bernhard, President

     ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leslie Bernhard and Howard L. Weinreich, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith. with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No.2 to the Registration Statement has been signed below by the following persons in the capacities indicated on November 1, 1999.


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          SIGNATURE                                       TITLE

 /s/ Leslie Bernhard                         President, Chief Executive Officer
---------------------------------                 and Director
     Leslie Bernhard

 /s/ Eli Rousso
---------------------------------            Executive Vice President and Director
     Eli Rousso

 /s/ Benjamin J. Douek
---------------------------------            Senior Vice President and Chief Financial
     Benjamin J. Douek                                Officer

 /s/ Howard L. Weinreich
---------------------------------
     Howard L. Weinreich
     Attorney-in-Fact

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